Exhibit 4.2

EXECUTION VERSION

DATED AUGUST 1, 2014

BNP PARIBAS
as Security and Intercreditor Agent

- and -

STANDARD CHARTERED BANK
as RCF Agent

- and -

WILMINGTON TRUST, NATIONAL ASSOCIATION
as HY Noteholder Trustee

- and -

KOSMOS ENERGY LTD.
as RCF Borrower

and

HY Note Issuer

KEL INTERCREDITOR AND SECURITY SHARING AGREEMENT

Slaughter and May
One Bunhill Row
London
EC1Y 8YY
(SRG/ JKW)

23.	SERVICE OF PROCESS	57

SCHEDULE 1 FORM OF AGENT ACCESSION UNDERTAKING		58

THIS AGREEMENT is dated August 1, 2014 and made between:

(1)                                BNP PARIBAS as security and intercreditor agent of the RCF Agent, the RCF Lenders, the HY Noteholder Trustee and the HY Noteholders (the “Security and Intercreditor Agent”).

(2)           STANDARD CHARTERED BANK as agent of the RCF Lenders (The “RCF Agent”).

(3)                                WILMINGTON TRUST, NATIONAL ASSOCIATION as trustee of the HY Noteholders (the “HY Noteholder Trustee”) for itself and for and on behalf of the HY Noteholders.

(4)                                KOSMOS ENERGY LTD or “KEL” a company incorporated under the laws of Bermuda with registered number 45011 and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda in its capacities as (i) high yield note issuer (the “HY Note Issuer”); and (ii) RCF Borrower (the “RCF Borrower”);

WHEREAS:

On November 23, 2012, KEL entered into the RCF Agreement, which was amended and restated pursuant to a deed of amendment and restatement dated 14 March 2014, and, on or around the date of this Agreement, KEL has issued HY Notes. It has been agreed, among other matters, that the liabilities outstanding under the RCF Agreement and under the HY Note Documents should rank pari passu in accordance with the terms of this Agreement.

IT IS AGREED as follows:

1.                                     DEFINITIONS AND INTERPRETATION

1.1                              Definitions

In this Agreement:

“Acceleration Event” means (as applicable):

(a)                                 the RCF Agent exercising any of its rights under Clause 21.15 (Acceleration) of the RCF Agreement; and/or

(b)                                 the HY Noteholder Trustee exercising any of its rights of acceleration and/or enforcement under the HY Note Indenture.

“Adjusted Voting Entitlement” means the number of votes to which each HY Noteholder and each RCF Lender shall be entitled from time to time, calculated as (i) in the case of each HY Noteholder, one vote for each US$ 1.00 of Credit Participations under the HY Notes; and (ii) in the case of each RCF Lender, two votes for each US$ 1.00 of Credit Participations under the RCF.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent” means the RCF Agent and/or the HY Noteholder Trustee, as the context so requires.

“Agent Accession Undertaking” means an undertaking substantially in the form set out in Schedule 1 (Form of Agent Accession Undertaking).

“Borrowing Liabilities” means, in relation to an Obligor, the liabilities (not being Guarantee Liabilities) it may have as a principal debtor to a Creditor, or Obligor in respect of Financial Indebtedness arising under the Finance Documents (whether incurred solely or jointly).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Paris and New York.

“Charge over Shares in KEH” means the first ranking charge governed by English law dated on or around the date of the RCF Agreement, granted by KEL over its shares in Kosmos Energy Holdings in favour of the Security and Intercreditor Agent, for and on behalf of the Secured Parties.

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Commitment” means (as applicable):

(a)                                 in relation to an “Original Lender” (as defined in the RCF Agreement), the amount set opposite its name under the heading “Commitment” in Schedule 2 to the RCF Agreement and the amount of any other Commitment transferred to it; and

(b)                                 in relation to any other “Lender” (as defined in the RCF Agreement), the amount of any Commitment transferred to it,

to the extent not cancelled, reduced or transferred by it.

“Consent” means any consent, approval, release or waiver or agreement to any amendment.

“Credit Participation” means, in relation to a Creditor, all amounts actually and contingently accrued to it under the HY Notes and the amount of its Commitment under the RCF, if any.

“Creditor” means a RCF Lender or a HY Noteholder, or both of them (as the context requires).

“Deed of Guarantee” means the deed of guarantee and indemnity entered into on or around the date of the RCF Agreement between inter alios, the Security and Intercreditor Agent and each Guarantor (as defined therein).

“Default” means a “Default” (as defined in the RCF Agreement) and a “Default” (as defined in the HY Note Indenture).

“Delegate” means any delegate, agent, attorney or co trustee appointed by the Security and Intercreditor Agent.

“Disposal Proceeds” has the meaning given to that term in Clause 8 (DISPOSALS).

“Distress Event” means any of:

(a)           an Acceleration Event; or

(b)                                 the enforcement of any Transaction Security in accordance with the terms of the Security Documents.

“Distressed Disposal” means a disposal of an asset of a member of the Group which is:

(a)                                 being effected at the request of the Instructing Group in circumstances where the Transaction Security has become enforceable in accordance with the terms of the Finance Documents;

(b)                                 being effected by enforcement of the Transaction Security in accordance with the terms of the Security Documents; or

(c)                                  being effected, after the occurrence of a Distress Event, by a member of the Group to a person or persons which is not a member of the Group.

“Dollar Currency Amount” means, in relation to an amount, that amount converted (to the extent not already denominated in USD) into USD at the Security and Intercreditor Agent’s Spot Rate of Exchange on the Business Day prior to the relevant calculation.

“Enforcement Action” means:

(a)           in relation to any Liabilities:

(i)                                    the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Finance Party to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the Finance Documents);

(ii)                                 the making of any declaration that any Liabilities are payable on demand;

(iii)                              the making of a demand in relation to a Liability that is payable on demand;

(iv)                             the making of any demand against any member of the Group in relation to any Guarantee Liabilities of that member of the Group;

(v)                                the exercise of any right to require any member of the Group to acquire any Liability (including exercising any put or call option against any member of the Group for the redemption or purchase of any Liability);

(vi)                            the exercise of any right of set off, account combination or payment netting against any member of the Group in respect of any Liabilities other than the exercise of any such right which is otherwise expressly permitted under the RCF Agreement or the HY Note Indenture; and

(vii)                          the suing for, commencing or joining of any legal or arbitration proceedings against any member of the Group to recover any Liabilities;

(b)                                 the taking of any steps to enforce or require the enforcement of any Transaction Security (including the crystallisation of any floating charge forming part of the Transaction Security);

(c)                                  the entering into of any composition, compromise, assignment or arrangement with any member of the Group which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities (other than any action permitted under Clause 13 (CHANGES TO THE PARTIES)); or

(d)                                 the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, provisional liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration, reorganisation merger or consolidation of any member of the Group which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such member of the Group’s assets or any suspension of payments or moratorium of any indebtedness of any such member of the Group, or any analogous procedure or step in any jurisdiction, except that the following shall not constitute Enforcement Action: the taking of any action falling within paragraph (a)(vii) above or this paragraph (d) which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods.

“Event of Default” means, as applicable, an “Event of Default” (as defined in the RCF Agreement) and an “Event of Default” (as defined in the HY Note Indenture).

“Fee Letter” means any letter or letters between the Company and any Finance Party setting out any fees payable by the Company to a Finance Party pursuant to a Finance Document.

“Final Discharge Date” means the first date on which all Liabilities have been fully and finally discharged, whether or not as the result of an Enforcement Action, and the Creditors are under no further obligation to provide financial accommodation to any of the Obligors under the Finance Documents.

“Finance Document” means this Agreement, the KEFI Intercreditor Agreement, the RCF Agreement, the HY Note Indenture, the Deed of Guarantee, any Fee Letter each Security Document and any other document designated a such by the Security and Intercreditor Agent and KEL.

“Finance Party” means a “Finance Party” as defined in the RCF Agreement, any HY Noteholder and any HY Noteholder Trustee.

“Group” means KEL and each of its direct and indirect Subsidiaries for the time being and “Group Company” means any one of them.

“Guarantee Liabilities” means, in relation to a member of the Group, the liabilities under the Finance Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Finance Party or Obligor as or as a result of its being a guarantor or surety (including, without limitation, liabilities arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of the Finance Documents).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“HY Enforcement Recovery” has the meaning given to it in clause 19.5(B)(ii) (Enforcement Action).

“HY Note Indenture” means the indenture pursuant to which all or any of the HY Notes are constituted or any other agreement under which HY Notes are constituted and any other agreement under which any guarantee for the HY Notes is given (including but not limited to the Deed of Guarantee).

“HY Noteholder” means a holder of HY Notes from time to time.

“HY Noteholder Trustee” means any collateral agent, trustee or other representative of the HY Noteholders.

“HY Noteholder Trustee Liabilities” means all present and future liabilities and obligations, actual and contingent, of any Obligor to the HY Noteholder Trustee under or in connection with the Finance Documents.

“HY Notes” means the 7.875 per cent. senior secured notes due 2021 to be issued on or around the date of this Agreement, pursuant to the terms of the HY Note Indenture.

“Insolvency Event” means, in relation to any member of the Group:

(a)                                 any resolution is passed or order made for the winding up, dissolution or administration of that member of the Group or a moratorium is declared in relation to any indebtedness of that member of the Group;

(b)                                 any composition, compromise, assignment or arrangement is made with any of its creditors;

(c)                                  the appointment of any liquidator, provisional liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of that member of the Group or any of its assets; or

(d)                                 any analogous procedure or step is taken in any jurisdiction.

“Instructing Group” means, at any time, any HY Noteholders and/or RCF Lenders whose Adjusted Voting Entitlement at that time aggregate more than 66 2/3 per cent. of the total Adjusted Voting Entitlement of all HY Noteholders and all RCF Lenders at that time.

“Intercreditor Amendment” means any amendment or waiver which is subject to Clause 19 (CONSENTS, AMENDMENTS AND OVERRIDE).

“KEFI Intercreditor Agreement” means the intercreditor agreement dated on or around the date of the RCF Agreement (as amended from time to time) relating to certain senior facilities (the “Senior Facilities”) provided to Kosmos Energy Finance International (“KEFI”), entered into between, among others, the RCF Agent, KEFI, KEL, the Security and Intercreditor Agent, the security agent for the lenders of the Senior Facilities and the Proceeds Agent (as defined therein).

“Liabilities” means all present and future liabilities and obligations at any time of any Obligor to any Finance Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)           any refinancing, novation, deferral or extension;

(b)                                 any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)                                  any claim for damages or restitution; and

(d)                                 any claim as a result of any recovery by any Obligor of a Payment on the grounds of preference or otherwise,

and any amounts which would be included in any of the above but for any discharge, non provability, unenforceability or non allowance of those amounts in any insolvency or other proceedings.

“Majority Creditors” means, at any time, prior to a Distress Event occurring, those Creditors whose Credit Participations at that time aggregate more than 50 per cent. of the total Credit Participations at that time and thereafter those Creditors whose Credit Participations at that time aggregate more than 66 2/3 per cent. of the total Credit Participations at that time.

“Mandatory Prepayment” means a mandatory prepayment of any of the Liabilities pursuant either to Clause 8 (PREPAYMENT AND CANCELLATION) of the RCF Agreement or Section 4.15 or 4.16 of the HY Note Indenture.

“Margin” means the “Margin” as defined in the RCF Agreement and on the HY Notes under the HY Note Indenture from time to time (and however described), as the context so requires.

“Non-Distressed Disposal” has the meaning given to such term in paragraph 8.1(B) (Non-Distressed Disposals).

“Obligor” means the RCF Borrower, the HY Note Issuer, the members of the Group party to the Deed of Guarantee as “Guarantors” (as defined therein) and any person which becomes a Party as an Obligor in accordance with the terms of the relevant Finance Document.

“Obligor Liabilities” means, in relation to any Obligor, any liabilities owed to any other Obligor (whether actual or contingent and whether incurred solely or jointly) by that Obligor.

“Party” means a party to this Agreement.

“Payment” means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

“Permitted Payment” means a Payment made in accordance with Clause 3.1 (Payment of Liabilities).

“RCF” means the revolving credit facility made available by the RCF Lenders to, amongst others, the RCF Borrower pursuant to the RCF Agreement.

“RCF Agent Liabilities” means all present and future liabilities and obligations, actual and contingent, of any Obligor to the RCF Agent under or in connection with the Finance Documents.

“RCF Agreement” means the agreement dated November 23, 2012, as amended and restated pursuant to a deed of amendment and restatement dated 14 March 2014, pursuant to which the RCF is made available.

“RCF Lender” means a “Lender” (as defined under the RCF Agreement).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Recoveries” has the meaning given to that term in Clause 10.1 (Order of Application).

“Relevant Liabilities” means:

(a)           in the case of a Finance Party:

(i)                                    the Liabilities owed to that Finance Party ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Finance Party (as the case may be) together with all RCF Agent Liabilities and all HY Noteholder Trustee Liabilities; and

(ii)                                 all present and future liabilities and obligations, actual and contingent, of the Obligors to the Security and Intercreditor Agent; and

(b)                                 in the case of an Obligor, the Liabilities owed to the Finance Parties together with the RCF Agent Liabilities, the HY Noteholder Trustee Liabilities and all present and future liabilities and obligations, actual and contingent, of the Obligors to the Security and Intercreditor Agent.

“Retiring Security and Intercreditor Agent” has the meaning given to that term in Clause 12 (CHANGE OF SECURITY AND INTERCREDITOR AGENT AND DELEGATION).

“Secured Party” means a “Secured Party” as defined in the RCF Agreement, any HY Noteholder, any HY Noteholder Trustee and any Receiver or Delegate.

“Secured Property” means:

(a)                                 the Transaction Security expressed to be granted in favour of the Security and Intercreditor Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)                                 all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Liabilities to the Security and Intercreditor Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor in favour of the Security and Intercreditor Agent as trustee for the Secured Parties;

(c)                                  the Security and Intercreditor Agent’s interest in any trust fund created pursuant to Clause 5 (TURNOVER OF RECEIPTS); and

(d)                                 any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security and Intercreditor Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties.

“Security and Intercreditor Agent’s Spot Rate of Exchange” means, in respect of the conversion of one currency (the “First Currency”) into another currency (the “Second Currency”) the Security and Intercreditor Agent’s spot rate of exchange for the purchase of the Second Currency with the First Currency in the London foreign exchange market at or about 11:00 am (London time) on a particular day, which shall be notified by the Security and Intercreditor Agent in accordance with paragraph 11.6(D) (Security and Intercreditor Agent’s obligations).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Documents” means:

(a)           the Charge over Shares in KEH;

(b)           the Deed of Guarantee;

(c)                                  any other document entered into at any time by any of the Obligors creating any guarantee, indemnity, Security or other assurance against financial loss in favour of any of the Secured Parties as security for any of the Liabilities; and

(d)                                 any Security granted under any covenant for further assurance in any of the documents set out in paragraphs (a), (b) and (c) above.

“Sponsor Affiliate” means each of Blackstone Capital Partners (Cayman) IV LP, Warburg Pincus Private Equity VIII, L.P. and Warburg Pincus International Partners, L.P. (each a “Sponsor Management Company”), each of their Affiliates, any trust of which a Sponsor Management Company or any of their Affiliates is a trustee, any partnership of which a Sponsor Management Company or any of their Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, a Sponsor Management Company or any of their Affiliates provided that any such trust, fund or other entity which has been established for at least 6 months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by a Sponsor Management Company or any of their Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall not constitute a Sponsor Affiliate.

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)                                 which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)                                 more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)                                  which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Taxes” includes any present or future tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Third Parties Rights Act” has the meaning given to that term in Clause 1.3 (Third Party Rights).

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Security Documents.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

1.2                              Construction

(A)                               Unless a contrary indication appears, the rules of construction and interpretation set out in Clause 1.2 (Construction of particular terms) and Clause 1.3 (Interpretation) of the RCF Agreement shall apply to this Agreement.  In addition a reference in this Agreement to:

(i)                                    any “Agent”, “RCF Borrower”, “Creditor”, “Obligor”, “Party”, “Security and Intercreditor Agent”, “RCF Agent” or “HY Noteholder Trustee” shall be construed to be a reference to it in its capacity as such and not in any other capacity;

(ii)                                 any “Agent”, “RCF Borrower”, “Creditor”, “Obligor”, “Party”, “Security and Intercreditor Agent”, “RCF Agent” or “HY Noteholder Trustee” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security and Intercreditor Agent, any person for the time being appointed as Security and Intercreditor Agent or Security and Intercreditor Agents in accordance with this Agreement;

(iii)                              “assets” includes present and future properties, revenues and rights of every description;

(iv)                             a “Finance Document” or any other agreement or instrument is (other than a reference to a “Finance Document” or any other agreement or instrument in “original form”) a reference to that Finance Document, or other agreement or instrument, as amended, novated, supplemented, extended or restated as permitted by this Agreement;

(v)                                “enforcing” (or any derivation) the Transaction Security shall include the appointment of an administrator of an Obligor by the Security and Intercreditor Agent;

(vi)                             “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                          the “original form” of a “Finance Document” or any other agreement or instrument is a reference to that Finance Document, agreement or instrument as originally entered into;

(viii)                       a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(ix)                             “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self regulatory or other authority or organisation; and

(x)                                a provision of law is a reference to that provision as amended or re enacted.

(B)                               Section, Clause and Schedule headings are for ease of reference only.

(C)                               A Default or an Event of Default is “continuing” if it has not been remedied or waived.

1.3                              Third Party Rights

(A)                               Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Rights Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(B)                               This Agreement confers benefits on the Finance Parties and the Obligors, who are not party to this Agreement (each, for the purposes of this Clause 1.3 (Third

Party Rights), a “Third Party”). It is intended that any benefit conferred on a Third Party should be enforceable by that Third Party by virtue of the Third Parties Rights Act.

(C)                               Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(D)                               Any Receiver, Delegate or any other person described in Clause 11.9 (No Proceedings) may, subject to this Clause 1.3 (Third Party Rights) and the Third Parties Rights Act, rely on any Clause of this Agreement which expressly confers rights on it.

2.                                     RANKING AND PRIORITY

2.1                              Creditor Liabilities

Each of the Parties agrees that the Liabilities owed by the Obligors to the Finance Parties shall rank in right and priority of payment pari passu and without any preference between them.

2.2                              Transaction Security

Each of the Parties agrees that the Transaction Security shall rank and secure the Liabilities pari passu and without any preference between them (but only to the extent that such Transaction Security is expressed to secure those Liabilities).

2.3                              Agreement binding on HY Noteholders

The HY Noteholder Trustee hereby confirms that in entering into this Agreement it is acting on its own behalf and as the agent of each HY Noteholder and that it is authorised by the terms of the HY Note Indenture to enter into this Agreement for and on behalf of each HY Noteholder from time to time and to bind each HY Noteholder under and subject to the terms of this Agreement.

2.4                              Agreement binding on RCF Lenders

The RCF Agent hereby confirms that in entering into this Agreement it is acting on its own behalf and as the agent of each RCF Lender and that it is authorised by the terms of the RCF Agreement to enter into this Agreement for and on behalf of each RCF Lender from time to time and to bind each RCF Lender under and subject to the terms of this Agreement.

2.5                              Agreement binding on Obligors

KEL hereby confirms that in entering into this Agreement it is acting on its own behalf and as agent of each Obligor and that it is authorised by the terms of the Finance Documents to enter into this Agreement for and on behalf of each Obligor from time to time and to bind each Obligor under and subject to the terms of this Agreement.

3.                                     CREDITORS AND LIABILITIES

3.1                              Payment of Liabilities

(A)                               The Obligors may make Payments of the Liabilities at any time in accordance with the Finance Documents.

(B)                               Any Payment of the Liabilities which is made by an Obligor shall be made to the Security and Intercreditor Agent, for and on behalf of the Secured Parties.

3.2                              Amendments and Waivers

(A)                               Subject to paragraphs (B) and (C) below, the Creditors may, respectively, amend or waive the terms of any Finance Document to which they are a party in accordance with the terms of the relevant Finance Document at any time.

(B)                               The RCF Lenders and the HY Noteholders may not amend or waive the terms of any Finance Document to which they are a party if the amendment or waiver is, in relation to the original form of the relevant Finance Document (as applicable):

(i)                                    an amendment or waiver constituting an increase in the Margin, or the inclusion of an additional margin, relating to the Liabilities (as applicable) other than such an increase or addition which is contemplated by that Finance Document;

(ii)                                 an amendment or waiver constituting an increase in, or addition of, any fees or commission other than such an increase or addition which is contemplated by that Finance Document; or

(iii)                              an amendment or waiver which results in any deferral of any scheduled repayment of the Liabilities to a date more than 150 days after the Final Discharge Date for the Liabilities.

(C)                               Without prejudice to Clause 8.2 (Distressed Disposals), the RCF Lenders and the HY Noteholders may not:

(i)                                    amend or waive the terms of any Finance Document to which they are a party if the amendment or waiver:

(a)                                would have the effect of changing, or relates to, the nature or scope of the guarantee and indemnity granted pursuant to the Deed of Guarantee; or

(b)                                relates to the release of any guarantee and indemnity granted pursuant to the Deed of Guarantee unless expressly envisaged by the original form of a Finance Document or relating to a sale or disposal of an asset which is a Non-Distressed Disposal; or

(ii)                                 consent to the resignation of an Obligor which has granted a guarantee and indemnity pursuant to the Deed of Guarantee unless each RCF Lender or HY Noteholder (as applicable) has notified the Security and Intercreditor Agent that no payment is due to it from that Obligor under the Deed of Guarantee, unless (where the RCF Agreement is proposed to be amended) the prior consent of the HY Noteholders is obtained and (where the HY Note Indenture is proposed to be amended) the prior consent of the RCF Lenders is obtained.

3.3                              Designation of Finance Documents

Neither Agent shall designate or agree to designate a document a “Finance Document” without the prior consent of the other if the terms of that document effect a change which would otherwise require a consent under Clause 3.2 (Amendments and Waivers).

3.4                              Security

The RCF Lenders and the HY Noteholders, respectively, may take, accept or receive the benefit of:

(A)                               any Security in respect of the Liabilities in addition to the Transaction Security if and to the extent legally possible, at the same time, it is also offered either:

(i)                                    to the Security and Intercreditor Agent as trustee for the other Secured Parties in respect of their Liabilities; or

(ii)                                 in the case of any jurisdiction in which effective Security cannot be granted in favour of the Security and Intercreditor Agent as trustee for the Secured Parties:

(a)                                to the other Secured Parties in respect of their Liabilities; or

(b)                                to the Security and Intercreditor Agent under a parallel debt structure for the benefit of the other Secured Parties,

and ranks in the same order of priority as that contemplated in Clause 2.2 (Transaction Security); and

(iii)                              any guarantee, indemnity or other assurance against loss in respect of the Liabilities in addition to those in the Deed of Guarantee if and to the extent legally possible, at the same time it is also offered to the other Secured Parties in respect of their Liabilities and ranks in the same order of priority as that contemplated in Clause 2 (RANKING AND PRIORITY).

3.5                              Option to purchase:  HY Noteholders

(A)                             Subject to paragraph (B) below, all the HY Noteholders (acting as a whole) may at any time after a Distress Event has occurred pursuant to the Finance Documents, by giving not less than 10 Business Days’ notice to the RCF Agent, require the transfer to them (or to a nominee or nominees), in accordance with Clause 22.1 (Assignments and transfers and changes in Facility Office by the Lenders) of the RCF Agreement, of all, but not part, of the rights, benefits and obligations in respect of the Liabilities under the RCF if:

(i)                                  that transfer is lawful and subject to paragraph (ii) below, otherwise permitted by the terms of the RCF Agreement (provided that for these purposes Clause 22.2 (Conditions of assignment and transfer or change in Facility Office) of the RCF Agreement will be ignored);

(ii)                                 any conditions relating to such a transfer contained in the RCF Agreement are complied with, other than any requirement to obtain the consent of, or consult with, any Obligor relating to such transfer, which consent or consultation shall not be required;

(iii)                              the RCF Agent, on behalf of the RCF Lenders, is paid (no later than at the time of such transfer) an amount equal to the aggregate of:

(a)                                all of the Liabilities under the RCF at that time (whether or not due), including all amounts that would have been payable under the RCF Agreement if the RCF Liabilities were being prepaid by the relevant Obligors on the date of that payment; and

(b)                                all costs and expenses (including legal fees) incurred by the RCF Agent and/or the RCF Lenders as a consequence of giving effect to that transfer;

(iv)                             as a result of that transfer the RCF Lenders have no further actual or contingent liability to any Obligor under the RCF Agreement;

(v)                                an indemnity is provided from each HY Noteholder (or from another third party acceptable to all the RCF Lenders) in a form satisfactory to each RCF Lender in respect of all losses which may be sustained or incurred by any RCF Lender in consequence of any sum received or recovered by any RCF Lender from any person being required (or it being alleged that it is required) to be paid back by or clawed back from any RCF Lender for any reason; and

(vi)                             the transfer is made without recourse to, or representation or warranty from, the RCF Lenders, except that each RCF Lender shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(B)                               The RCF Agent shall, within 5 Business Days of a request by all the HY Noteholders (acting as a whole) notify the HY Noteholders of the sum of the amounts described in paragraphs (A)(iii)(a) and (A)(iii)(b) above.

4.                                     EFFECT OF INSOLVENCY EVENT

4.1                              Payment of distributions

(A)                               After the occurrence of an Insolvency Event in relation to an Obligor, any Party entitled to receive a distribution out of the assets of that Obligor in respect of Liabilities owed to that Party shall, to the extent it is able to do so, direct the person responsible for the distribution of the assets of that Obligor to pay that distribution to the Security and Intercreditor Agent until the Liabilities owing to the Secured Parties have been paid in full.

(B)                               The Security and Intercreditor Agent shall apply distributions paid to it under paragraph (A) above in accordance with Clause 10 (APPLICATION OF PROCEEDS).

4.2                              Set Off

To the extent that any Obligor’s Liabilities are discharged by way of set off (mandatory or otherwise) after the occurrence of an Insolvency Event in relation to that Obligor, any Finance Party which benefited from that set off shall pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set off to the Security and Intercreditor Agent for application in accordance with Clause 10 (APPLICATION OF PROCEEDS).

4.3                              Non cash distributions

If the Security and Intercreditor Agent or any other Secured Party receives a distribution in a form other than in cash in respect of any of the Liabilities, the Liabilities will not be reduced by that distribution until and except to the extent that the realisation proceeds are actually applied towards the Liabilities.

4.4                              Filing of claims

After the occurrence of an Insolvency Event in relation to any Obligor, the Security and Intercreditor Agent (acting in accordance with Clause 4.6 (Security and Intercreditor Agent instructions)) is irrevocably authorised, on behalf of each Creditor, to:

(A)                               take any Enforcement Action (in accordance with the terms of this Agreement) against that Obligor;

(B)                               demand, sue, prove and give receipt for any or all of that Obligor’s Liabilities;

(C)                               collect and receive all distributions on, or on account of, any or all of that Obligor’s Liabilities; and

(D)                               file claims, take proceedings and do all other things the Security and Intercreditor Agent considers reasonably necessary to recover that Obligor’s Liabilities.

4.5                              Creditors’ actions

Save as prohibited by any applicable law or regulation, each Finance Party will (insofar as the Security and Intercreditor Agent in each case acts in accordance with Clause 4.6 (Security and Intercreditor Agent instructions):

(A)                               do all things that the Security and Intercreditor Agent requests in order to give effect to this Clause 4 (EFFECT OF INSOLVENCY EVENT); and

(B)                               if the Security and Intercreditor Agent is not entitled to take any of the actions contemplated by this Clause 4 (EFFECT OF INSOLVENCY EVENT) or if the Security and Intercreditor Agent requests that a Finance Party take that action, undertake that action itself in accordance with the instructions of the Security and Intercreditor Agent or grant a power of attorney to the Security and Intercreditor Agent (on such terms as the Security and Intercreditor Agent may reasonably require) to enable the Security and Intercreditor Agent to take such action.

4.6                              Security and Intercreditor Agent instructions

For the purposes of Clause 4.4 (Filing of claims) and Clause 4.5 (Creditors’ actions) the Security and Intercreditor Agent shall act:

(A)                               on the instructions of the group of Creditors entitled, at that time, to give instructions under Clause 7.1 (Enforcement Instructions) or Clause 7.2 (Manner of enforcement); or

(B)                               in the absence of any such instructions, as the Security and Intercreditor Agent sees fit.

5.                                     TURNOVER OF RECEIPTS

5.1                              Turnover by the Creditors

Subject to Clause 5.2 (Permitted assurance and receipts), if at any time prior to the Final Discharge Date, any Finance Party receives or recovers:

(A)                               any Payment or distribution of, or on account of or in relation to, any of the Liabilities which is not either:

(i)                                    a Permitted Payment; or

(ii)                                 made in accordance with Clause 10 (APPLICATION OF PROCEEDS);

(B)                               other than where Clause 4.2 (Set Off) applies, any amount by way of set off in respect of any of the Liabilities owed to it which does not give effect to a Permitted Payment;

(C)                               notwithstanding paragraphs (A) and (B) above, and other than where Clause 4.2 (Set-Off) applies, any amount:

(i)                                    on account of, or in relation to, any of the Liabilities:

(a)                                after the occurrence of a Distress Event; or

(b)                                as a result of any other litigation or proceedings against an Obligor (other than after the occurrence of an Insolvency Event in respect of that Obligor); or

(ii)                                 by way of set-off in respect of any of the Liabilities owed to it after the occurrence of a Distress Event;

(D)                               the proceeds of any enforcement of any Transaction Security except in accordance with Clause 10 (APPLICATION OF PROCEEDS); or

(E)                                other than where Clause 4.2 (Set-Off) applies, any distribution in cash or in kind or Payment of, or on account of or in relation to, any of the Liabilities owed by any Obligor which is not in accordance with Clause 10 (APPLICATION OF PROCEEDS) and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of that Obligor, that Finance Party will:

(i)                                    in relation to receipts and recoveries not received or recovered by way of set-off:

(a)                                hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security and Intercreditor Agent and promptly pay that amount to the Security and Intercreditor Agent for application in accordance with the terms of this Agreement; and

(b)                                promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security and Intercreditor Agent for application in accordance with the terms of this Agreement; and

(ii)                                 in relation to receipts and recoveries received or recovered by way of set-off, promptly pay an amount equal to that recovery to the Security and Intercreditor Agent for application in accordance with the terms of this Agreement.

5.2                              Permitted assurance and receipts

Nothing in this Agreement shall restrict the ability of any Finance Party to:

(A)                               arrange with any person which is not an Obligor any assurance against loss in respect of, or reduction of its credit exposure to, an Obligor (including assurance by way of credit based derivative or sub participation); or

(B)                               make any assignment or transfer,

which is permitted by the Finance Documents to which it is a party and that Finance Party shall not be obliged to account to any other Party for any sum received by it as a result of that action.

5.3                              Sums received by Obligors

If any of the Obligors receives or recovers any sum from an Obligor which, under the terms of any of the Finance Documents, should have been paid to the Security and Intercreditor Agent, that Obligor will:

(A)                               hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security and Intercreditor Agent and promptly pay that amount to the Security and Intercreditor Agent for application in accordance with Clause 10 (APPLICATION OF PROCEEDS).

(B)                               promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security and Intercreditor Agent for application in accordance with Clause 10 (APPLICATION OF PROCEEDS).

5.4                              Saving provision

If, for any reason, any of the trusts expressed to be created in this Clause 5 (TURNOVER OF RECEIPTS) should fail or be unenforceable, the affected Creditor or Obligor will promptly pay an amount equal to that receipt or recovery to the Security and Intercreditor Agent to be held on trust by the Security and Intercreditor Agent for application in accordance with the terms of this Agreement.

6.                                     REDISTRIBUTION

6.1                              Recovering Creditor’s rights

(A)                               Any amount paid by a Finance Party (a “Recovering Finance Party”) to the Security and Intercreditor Agent under Clause 4 (EFFECT OF INSOLVENCY EVENT) or Clause 5 (TURNOVER OF RECEIPTS) shall be treated as having been paid by the relevant Obligor and distributed to the Finance Parties (each a “Sharing Finance Party”) in accordance with the terms of this Agreement.

(B)                               On a distribution by the Security and Intercreditor Agent under paragraph (A) above of a Payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party an amount equal to the amount received or recovered by the Recovering Finance Party and paid to the Security and Intercreditor Agent (the “Shared Amount”) will be treated as not having been paid by that Obligor.

6.2                              Reversal of redistribution

(A)                               If any part of the Shared Amount received or recovered by a Recovering Finance Party becomes repayable to an Obligor and is repaid by that Recovering Finance Party to that Obligor, then:

(i)                                    each Sharing Finance Party shall, upon request of the Security and Intercreditor Agent, pay to the Security and Intercreditor Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Shared Amount which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(ii)                                 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

(B)                               The Security and Intercreditor Agent shall not be obliged to pay any Redistributed Amount to a Recovering Finance Party under paragraph (A)(i) above until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Finance Party.

7.                                     ENFORCEMENT OF TRANSACTION SECURITY

7.1                              Enforcement Instructions

(A)                               The Security and Intercreditor Agent will refrain from taking Enforcement Action unless instructed otherwise by the Instructing Group.

(B)                               Subject to the Transaction Security having become enforceable in accordance with the terms of the Security Documents, the Instructing Group may give or refrain from giving instructions to the Security and Intercreditor Agent to take, or refrain from taking, Enforcement Action as they see fit.

(C)                               The Security and Intercreditor Agent is entitled to rely on and comply with instructions given in accordance with this Clause 7.1 (Enforcement Instructions).

(D)                               In the event that the Security and Intercreditor Agent is authorised by an Instructing Group and intends to take Enforcement Action, the Security and Intercreditor Agent shall consult with KEL for a period of not less than 20 Business Days (the “Enforcement Consultation Period”). No Enforcement Action may be taken during the Enforcement Consultation Period. At the end of the Enforcement Consultation Period the Security and Intercreditor Agent shall be required to seek instructions in relation to the Enforcement Action in question from an Instructing Group. An Enforcement Consultation Period shall not be required if:

(i)                                    KEL has suffered an Insolvency Event which is continuing;

(ii)                                 any other person is carrying out Enforcement Action against any Group Company; or

(iii)                            an Instructing Group determine that any delay in taking Enforcement Action would have a material adverse effect on the interests of the Secured Parties.

7.2                              Manner of enforcement

(A)                               If Enforcement Action is authorised to be taken in accordance with the terms of the Security Documents and pursuant to Clause 7.1 (Enforcement Instructions), the Security and Intercreditor Agent shall take such Enforcement Action:

(i)                                    in such a manner (including, without limitation, the selection of any administrator of any Obligor to be appointed by the Security and Intercreditor Agent) as the Instructing Group shall instruct or, in the absence of any such instructions, as the Security and Intercreditor Agent sees fit; and

(ii)                                 in relation to all of the Liabilities.

(B)                               Notwithstanding paragraph (A) above, if in connection with any Enforcement Action the Security and Intercreditor Agent (or any receiver) sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any of the Transaction Security, the Security and Intercreditor Agent shall only effect such sale or disposal following the provision of a certificate from an internationally recognised investment bank that such sale or disposal is at a fair market valuation, and for cash consideration for material disposals.

7.3                              Exercise of voting rights

(A)                              Each Creditor agrees with the Security and Intercreditor Agent that it will cast its vote in any proposal put to the vote by or under the supervision of any judicial or supervisory authority in respect of any insolvency, pre insolvency or rehabilitation or similar proceedings relating to any Obligor as instructed by the Security and Intercreditor Agent.

(B)                               The Security and Intercreditor Agent shall give instructions for the purposes of paragraph (A) of this Clause 7.3 (Exercise of voting rights) as directed by an Instructing Group.

7.4                              Waiver of rights

To the extent permitted under applicable law and subject to Clause 7.1 (Enforcement Instructions), Clause 7.2 (Manner of enforcement), Clause 8.2(C) (Distressed Disposals) and Clause 10 (APPLICATION OF PROCEEDS), each of the Secured Parties and the Obligors waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Liabilities is so applied.

8.                                     DISPOSALS

8.1                              Non-Distressed Disposals

(A)                               In this Clause 8.1 (Non-Distressed Disposals):

“Disposal Proceeds” means the proceeds of a Non-Distressed Disposal (as defined in paragraph (B) below).

(B)                               If, in respect of a disposal of:

(i)                                    an asset by an Obligor or Group Company; or

(ii)                                 an asset which is subject to the Transaction Security

to a person or persons which are not members of the Group:

(a)                                that disposal is permitted under the Finance Documents; and

(b)                                that disposal is not a Distressed Disposal,

(a “Non-Distressed Disposal”),

the Security and Intercreditor Agent is irrevocably authorised (at the cost of the relevant Obligor or Group Company and without any consent, sanction, authority or further confirmation from any Creditor or Obligor or Group Company) but subject to paragraph (C) below:

(iii)                              to release the Transaction Security or any other claim (relating to a Finance Document) over any relevant asset or Obligor;

(iv)                             where any relevant asset consists of shares in the capital of an Obligor or Group Company to release the Transaction Security or any other claim, including any guarantee (relating to a Finance Document) against that Obligor or Group Company and against that Obligor’s or Group Company’s assets;

(v)                                to execute and deliver or enter into any release of the Transaction Security or any claim described in paragraphs (iii) and (iv) above and issue any certificates of non crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Security and Intercreditor Agent, be considered necessary or desirable.

(C)                               If that Non-Distressed Disposal is not made, each release of Transaction Security or any claim described in paragraph (B) above shall have no effect and the Transaction Security or claim subject to that release shall continue in such force and effect as if that release had not been effected.

(D)                               Any Disposal Proceeds required by the Finance Documents to be applied in mandatory prepayment of the Liabilities shall be so applied in accordance with the terms of the Finance Documents.

8.2                              Distressed Disposals

(A)                               Subject to paragraph (C) below, if a Distressed Disposal is being effected, the Security and Intercreditor Agent shall, and is irrevocably authorised (at the cost of the relevant Obligor or Group Company and without any consent, sanction, authority or further confirmation from any Finance Party, any Obligor or Group Company):

(i)                                    release of Transaction Security:  to release the Transaction Security or any other claim, including any guarantee, over any relevant asset or Obligor and execute and deliver or enter into any release of that Transaction Security or claim and issue any certificates of non crystallisation of any floating charge or consent to dealing that may, in the discretion of the Security and Intercreditor Agent, be considered necessary or desirable;

(ii)                                 release of liabilities and Transaction Security on a share sale (Obligor):  if any relevant asset which is disposed of consists of shares in the capital of a Group Company, to release:

(a)                                that Group Company and any Subsidiary of that Group Company from all or any part of:

(1)                                its Borrowing Liabilities; and

(2)                                its Guarantee Liabilities.

(b)                                any Transaction Security granted by that Group Company or any Subsidiary of that Group Company;

(c)                                 any other claim of another Obligor over that Obligor’s assets or over the assets of any Subsidiary of that Obligor,

on behalf of the relevant Creditors and Group Companies;

(iii)                            disposal of liabilities on a share sale:  if any relevant asset which is disposed of consists of shares in the capital of a Group Company and the Security and Intercreditor Agent (acting in accordance with paragraph (C) below) decides to dispose of all or any part of:

(a)                                the Liabilities; or

(b)                                the Obligor Liabilities,

owed by any Obligor:

(c)                                 (if the Security and Intercreditor Agent (acting in accordance with paragraph (C) below) does not intend that any transferee of those Liabilities or Obligor Liabilities (the “Transferee”) will be treated as a Creditor or a Secured Party for the purposes of this Agreement) to execute and deliver or enter into any agreement to dispose of all or part of those Liabilities or Obligor Liabilities provided that notwithstanding any other provision of any Finance Document the Transferee shall not be treated as a Creditor or a Secured Party for the purposes of this Agreement; and

(d)                                (if the Security and Intercreditor Agent (acting in accordance with paragraph (C) below) does intend that any Transferee will be treated as a Creditor or a Secured Party for the purposes of this Agreement) to execute and deliver or enter into any agreement to dispose of:

(1)                                all (and not part only) of the Liabilities owed to the Creditors; and

(2)                                all or part of any other Liabilities and the Obligor Liabilities,

on behalf of, in each case, the relevant Creditors and Obligors;

(iv)                             transfer of obligations in respect of liabilities on a share sale:  if any relevant asset which is disposed of consists of shares in the capital of an Obligor (the “Disposed Entity”) and the Security and Intercreditor Agent (acting in accordance with paragraph (C) below) decides to transfer to another Obligor or Group Company (the “Receiving Entity”) all or any part of the Disposed Entity’s obligations or any obligations of any Subsidiary of that Disposed Entity in respect of the Obligor Liabilities to execute and deliver or enter into any agreement to:

(a)                                agree to the transfer of all or part of the obligations in respect of those Obligor Liabilities on behalf of the relevant Obligors to which those obligations are owed and on behalf of the Obligors which owe those obligations; and

(b)                                to accept the transfer of all or part of the obligations in respect of those Obligor Liabilities on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of those Obligor Liabilities are to be transferred.

(B)                             The net proceeds of each Distressed Disposal (and the net proceeds of any disposal of Liabilities or Obligor Liabilities pursuant to paragraph (A)(iii) above) shall be paid to the Security and Intercreditor Agent for application in accordance with Clause 10 (APPLICATION OF PROCEEDS) as if those proceeds were the proceeds of an enforcement of the Transaction Security and, to the extent that any disposal of Liabilities or Obligor Liabilities has occurred pursuant to paragraph (A)(iii)(d) above, as if that disposal of Liabilities or Obligor Liabilities had not occurred.

(C)                               In the case of a Distressed Disposal (or a disposal of Liabilities pursuant to paragraph (A)(iii)(d) above) effected by or at the request of the Security and Intercreditor Agent (acting in accordance with paragraph (D) below), the Security and Intercreditor Agent shall only effect such sale or disposal following the provision of a certificate from an internationally recognised investment bank (acting reasonably) that such sale or disposal is at a fair market valuation, and for cash consideration for material disposals.

(D)                             For the purposes of paragraphs (A)(i), (A)(ii), (A)(iii), (A)(iv) and (C) above, the Security and Intercreditor Agent shall act:

(i)                                    if the relevant Distressed Disposal is being effected by way of enforcement of the Transaction Security, in accordance with Clause 7.2 (Manner of enforcement); and

(ii)                                 in any other case:

(a)                                on the instructions of the Instructing Group; or

(b)                                in the absence of any such instructions, as the Security and Intercreditor Agent sees fit.

9.                                     PERMITTED REFINANCING

9.1                              Permitted Refinancing

Notwithstanding any other term of this Agreement, it is agreed that, in the event the Liabilities are amended, restated, refinanced, replaced or restructured in whole or in part (a “New Financing”), then any Transaction Security may be reconstituted, amended or replaced with Security (“New Security”) on substantially the same terms as the Transaction Security in force immediately prior to the New Financing.

9.2                              Further assurance

It is agreed that, in the event of a New Financing, each Party shall, at the cost of KEL, do or procure the doing of all acts and/or execute or procure the execution of all documents, notices and filings in a form satisfactory to KEL and the creditors under the New Financing (who may for these purposes act through an agent) (each acting reasonably) which KEL and the creditors under the New Financing (who may for these purposes act through an agent) (each acting reasonably) consider necessary or appropriate to give full effect to the New Financing, and any New Security.

10.                              APPLICATION OF PROCEEDS

10.1                       Order of application

Subject to Clause 10.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security and Intercreditor Agent in respect of the Liabilities pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 10 (APPLICATION OF PROCEEDS), the “Recoveries”) shall be held by the Security and Intercreditor Agent on trust to apply them at any time as the Security and Intercreditor Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 10 (APPLICATION OF PROCEEDS)), in the following order of priority:

(A)                               in discharging any sums owing to the Security and Intercreditor Agent, any Receiver or any Delegate;

(B)                               in accordance with the terms of the KEFI Intercreditor Agreement (if in force and effect and if applicable);

(C)                               in payment of all costs and expenses incurred by the Agents or any Creditor in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement or any action taken at the request of the Security and Intercreditor Agent under Clause 4.5 (Creditors’ actions);

(D)                               in payment to the RCF Agent for the RCF Agent Liabilities and in payment to the HY Noteholder Trustee for the HY Noteholder Trustee Liabilities (to the extent such liabilities relate to the non-payment of fees due);

(E)                                in payment to:

(i)                                    the RCF Agent on behalf of the RCF Lenders; and

(ii)                                 the HY Noteholder Trustee on behalf of the HY Noteholders,

for application towards the discharge of the Liabilities (on a pro rata basis between the Liabilities of each RCF Lender and each HY Noteholder) provided that such payments shall be deemed to be paid firstly, towards any interest payments under the RCF and the HY Notes due but unpaid and secondly, towards the remaining Liabilities;

(F)                                 if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security and Intercreditor Agent is obliged to pay in priority to any Obligor; and

(G)                               the balance, if any, in payment to the relevant Obligor.

10.2                       Prospective liabilities

Following a Distress Event the Security and Intercreditor Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security and Intercreditor Agent with such financial institution (including itself) and for so long as the Security and Intercreditor Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 10.1 (Order of Application) in respect of:

(A)                               any sum to any Security and Intercreditor Agent, any Receiver or any Delegate; and

(B)                               any part of the Liabilities, the RCF Agent Liabilities or the HY Noteholder Trustee Liabilities,

that the Security and Intercreditor Agent reasonably considers, in each case, might become due or owing at any time in the future.

10.3                       Investment of proceeds

Prior to the application of any proceeds in accordance with Clause 10.1 (Order of Application) the Security and Intercreditor Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security and Intercreditor Agent with such financial institution (including itself) and for so long as the Security and Intercreditor Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies in the Security and Intercreditor Agent’s discretion in accordance with the provisions of this Clause 10 (APPLICATION OF PROCEEDS).

10.4                       Currency Conversion

(A)                               For the purpose of, or pending the discharge of, any of the Liabilities the Security and Intercreditor Agent may convert any moneys received or recovered by the Security and Intercreditor Agent from one currency to another, at the Security and Intercreditor Agent’s Spot Rate of Exchange.

(B)                               The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

10.5                       Permitted Deductions

The Security and Intercreditor Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security and Intercreditor Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

10.6                       Good Discharge

(A)                             Any payment to be made in respect of the Liabilities by the Security and Intercreditor Agent may be made to the relevant Agent on behalf of a Finance Party and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security and Intercreditor Agent.

(B)                             The Security and Intercreditor Agent is under no obligation to make the payments to the Agents under paragraph (A) above in the same currency as that in which the Liabilities owing to the relevant Finance Party are denominated.

10.7                       Calculation of Amounts

For the purpose of calculating any person’s share of any sum payable to or by it, the Security and Intercreditor Agent shall be entitled to:

(A)                              notionally convert the Liabilities owed to any person into a common base currency (decided in its discretion by the Security and Intercreditor Agent), that notional conversion to be made at the Security and Intercreditor Agent’s Spot Rate of Exchange; and

(B)                              assume that all moneys received or recovered as a result of the enforcement or realisation of the Secured Property are applied in discharge of the Liabilities in accordance with the terms of the Finance Documents under which those Liabilities have arisen.

11.                              THE SECURITY AND INTERCREDITOR AGENT

11.1                       Trust

(A)                              The Security and Intercreditor Agent declares that it shall hold the Secured Property received pursuant to Clauses 4 (EFFECT OF INSOLVENCY EVENT), 5 (TURNOVER OF RECEIPTS) and 6 (REDISTRIBUTION) on trust for the Secured Parties on the terms contained in this Agreement.

(B)                              Each of the parties to this Agreement agrees that the Security and Intercreditor Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents to which the Security and Intercreditor Agent is expressed to be a party (and no others shall be implied).

11.2                       No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security and Intercreditor Agent.

11.3                       Instructions to Security and Intercreditor Agent and exercise of discretion

(A)                              Subject to paragraphs (D) and (E) below, the Security and Intercreditor Agent shall act in accordance with any instructions given to it by the Majority Creditors or, if so instructed by the Majority Creditors, refrain from exercising any right, power, authority or discretion vested in it as Security and Intercreditor Agent and shall be entitled to assume that (i) any instructions received by it from an Agent, the Creditors or a group of Creditors are duly given in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(B)                              The Security and Intercreditor Agent shall be entitled to request instructions, or clarification of any direction, from the Majority Creditors as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security and Intercreditor Agent may refrain from acting unless and until those instructions or clarification are received by it.

(C)                              Save as provided in Clause 7 (ENFORCEMENT OF TRANSACTION SECURITY), any instructions given to the Security and Intercreditor Agent by the Majority Creditors shall override any conflicting instructions given by any other Parties.

(D)                              Paragraph (A) above shall not apply:

(i)                                  where a contrary indication appears in this Agreement;

(ii)                               where this Agreement requires the Security and Intercreditor Agent to act in a specified manner or to take a specified action;

(iii)                            in respect of any provision which protects the Security and Intercreditor Agent’s own position in its personal capacity as opposed to its role of Security and Intercreditor Agent for the Secured Parties including, without limitation, the provisions set out in Clauses 11.5 (Security and Intercreditor Agent’s discretions) to Clause 11.21 (Disapplication);

(iv)                           in respect of the exercise of the Security and Intercreditor Agent’s discretion to exercise a right, power or authority under any of:

(a)                                Clause 8.1 (Non-Distressed Disposals);

(b)                                Clause 10.1 (Order of application);

(c)                                 Clause 10.2 (Prospective liabilities); and

(d)                                Clause 10.5 (Permitted Deductions).

(E)                                If giving effect to instructions given by the Majority Creditors would (in the Security and Intercreditor Agent’s opinion) have an effect equivalent to an Intercreditor Amendment, the Security and Intercreditor Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security and Intercreditor Agent) whose consent would have been required in respect of that Intercreditor Amendment.

(F)                                 In exercising any discretion to exercise a right, power or authority under this Agreement where either:

(i)                                    it has not received any instructions from the Majority Creditors as to the exercise of that discretion; or

(ii)                                 the exercise of that discretion is subject to paragraph (D)(iv) above,

the Security and Intercreditor Agent shall do so having regard to the interests of all the Secured Parties.

11.4                       Security and Intercreditor Agent’s Actions

Without prejudice to the provisions of Clause 7 (ENFORCEMENT OF TRANSACTION SECURITY) and Clause 11.3 (Instructions to Security and Intercreditor Agent and exercise of discretion), the Security and Intercreditor Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

11.5                       Security and Intercreditor Agent’s discretions

The Security and Intercreditor Agent may:

(A)                              assume (unless it has received actual notice to the contrary from one of the Agents) that (i) no Default has occurred and no Obligor is in breach of or in default of its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised;

(B)                              if it receives any instructions or directions under Clause 7 (ENFORCEMENT OF TRANSACTION SECURITY) to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

(C)                              engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the

Security and Intercreditor Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(D)                              rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party, any Creditor or an Obligor, upon a certificate signed by or on behalf of that person; and

(E)                               refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.

11.6                       Security and Intercreditor Agent’s obligations

The Security and Intercreditor Agent shall promptly:

(A)                              copy to each Agent the contents of any notice or document received by it from any Obligor under any Finance Document;

(B)                               forward to a Party the original or a copy of any document which is delivered to the Security and Intercreditor Agent for that Party by any other Party provided that, except where a Finance Document expressly provides otherwise, the Security and Intercreditor Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party;

(C)                               inform each Agent of the occurrence of any Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Security and Intercreditor Agent has received notice from any other party to this Agreement; and

(D)                              to the extent that a Party (other than the Security and Intercreditor Agent) is required to calculate a Dollar Currency Amount, and upon a request by that Party, notify that Party of the relevant Security and Intercreditor Agent’s Spot Rate of Exchange.

11.7                       Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security and Intercreditor Agent shall not:

(A)                              be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

(B)                              be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(C)                               be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(D)                               have or be deemed to have any relationship of trust or agency with, any Obligor.

11.8                       Exclusion of liability

None of the Security and Intercreditor Agent, any Receiver nor any Delegate shall accept responsibility or be liable for:

(A)                              the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security and Intercreditor Agent or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(B)                              the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Secured Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Secured Property;

(C)                              any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents, the Secured Property or otherwise, whether in accordance with an instruction from an Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

(D)                              the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Secured Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Secured Property; or

(E)                               any shortfall which arises on the enforcement or realisation of the Secured Property.

11.9                       No proceedings

No Party (other than the Security and Intercreditor Agent, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Security and Intercreditor Agent, a Receiver or a Delegate in respect of any claim it might have against the Security and Intercreditor Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to this Agreement or any Secured Property and any officer, employee or agent of the Security and Intercreditor Agent, a Receiver or a Delegate may rely on this Clause 11.9

(No proceedings) subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Rights Act.

11.10                Own responsibility

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security and Intercreditor Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(A)                              the financial condition, status and nature of each Obligor;

(B)                              the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Secured Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Secured Property;

(C)                              whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Secured Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Secured Property;

(D)                              the adequacy, accuracy and/or completeness of any information provided by the Security and Intercreditor Agent or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(E)                               the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security and Intercreditor Agent that it has not relied on and will not at any time rely on the Security and Intercreditor Agent in respect of any of these matters.

11.11                No responsibility to perfect Transaction Security

The Security and Intercreditor Agent shall not be liable for any failure to:

(A)                              require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(B)                              obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(C)                              register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(D)                              take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(E)                               require any further assurances in relation to any of the Security Documents.

11.12                Insurance by Security and Intercreditor Agent

(A)                              The Security and Intercreditor Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents.  The Security and Intercreditor Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(B)                              Where the Security and Intercreditor Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless an Agent shall have requested it to do so in writing and the Security and Intercreditor Agent shall have failed to do so within fourteen days after receipt of that request.

11.13                Custodians and nominees

The Security and Intercreditor Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security and Intercreditor Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security and Intercreditor Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

11.14                Acceptance of title

The Security and Intercreditor Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors or Group

Companies may have to any of the Charged Property and shall not be liable for or bound to require any Obligor or Group Company to remedy any defect in its right or title.

11.15                Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in this Agreement, the Security and Intercreditor Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security and Intercreditor Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

11.16                Business with the Obligors

The Security and Intercreditor Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.

11.17                Winding up of trust

If the Security and Intercreditor Agent is informed by all of the Agents that (a) all of the Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents the trusts set out in this Agreement shall be wound up.

11.18                Perpetuity period

The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of 125 years from the date of this Agreement.

11.19                Powers supplemental

The rights, powers and discretions conferred upon the Security and Intercreditor Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security and Intercreditor Agent by general law or otherwise.

11.20                Trustee division separate

(A)                              In acting as trustee for the Secured Parties, the Security and Intercreditor Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(B)                              If information is received by another division or department of the Security and Intercreditor Agent, it may be treated as confidential to that division or department and the Security and Intercreditor Agent shall not be deemed to have notice of it.

11.21                Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security and Intercreditor Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

11.22                Obligors:  Power of Attorney

Each Obligor by way of security for its obligations under this Agreement irrevocably appoints the Security and Intercreditor Agent to be its attorney to do anything which that Obligor has authorised the Security and Intercreditor Agent or any other Party to do under this Agreement or is itself required to do under this Agreement but has failed to do (and the Security and Intercreditor Agent may delegate that power on such terms as it sees fit).

12.                              CHANGE OF SECURITY AND INTERCREDITOR AGENT AND DELEGATION

12.1                       Resignation of the Security and Intercreditor Agent

(A)                              The Security and Intercreditor Agent may resign and appoint one of its affiliates as successor by giving notice to KEL and the Creditors.

(B)                              Alternatively the Security and Intercreditor Agent may resign by giving notice to the other Parties in which case the Majority Creditors may appoint a successor Security and Intercreditor Agent.

(C)                              If the Majority Creditors have not appointed a successor Security and Intercreditor Agent in accordance with paragraph (B) above within 30 days after the notice of resignation was given, the Security and Intercreditor Agent (after consultation with the Agents) may appoint a successor Security and Intercreditor Agent.

(D)                              The retiring Security and Intercreditor Agent (the “Retiring Security and Intercreditor Agent”) shall, at its own cost, make available to the successor Security and Intercreditor Agent such documents and records and provide such assistance as the successor Security and Intercreditor Agent may reasonably request for the purposes of performing its functions as Security and Intercreditor Agent under this Agreement.

(E)                               The Security and Intercreditor Agent’s resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Secured Property to that successor.

(F)                                Upon the appointment of a successor, the Retiring Security and Intercreditor Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 11.17 (Winding up of trust) and under paragraph (D) above) but shall, in respect of any act or omission by it whilst it was the Security and Intercreditor Agent, remain entitled to the benefit of Clauses 11 (THE SECURITY AND INTERCREDITOR AGENT), 15.1 (Obligors’ indemnity) and 15.3 (Creditors’ indemnity).  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(G)                              The Majority Creditors may, by notice to the Security and Intercreditor Agent, require it to resign in accordance with paragraph (B) above.  In this event, the Security and Intercreditor Agent shall resign in accordance with paragraph (B) above but the cost referred to in paragraph (D) above shall be for the account of KEL.

12.2                       Delegation

(A)                              Each of the Security and Intercreditor Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(B)                              That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security and Intercreditor Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub delegate.

12.3                       Additional Security and Intercreditor Agents

(A)                              The Security and Intercreditor Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties; or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security and Intercreditor Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security and Intercreditor Agent shall give prior notice to KEL and each of the Agents of that appointment.

(B)                              Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security and Intercreditor Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(C)                               The remuneration that the Security and Intercreditor Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security and Intercreditor Agent.

13.                              CHANGES TO THE PARTIES

13.1                       Assignments and transfers

No Party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Finance Documents or the Liabilities except as permitted by this Clause 13 (CHANGES TO THE PARTIES).

13.2                       Change of Creditor

Subject to Clause 13.3 (Change of Agent), a Finance Party may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Finance Document to which it is party or the related Liabilities if that assignment or transfer is in accordance with the terms of the RCF Agreement or the HY Note Indenture, as applicable.

13.3                       Change of Agent

No person shall become an Agent unless at the same time, it accedes to this Agreement as a RCF Agent or a HY Noteholder Trustee, as applicable, pursuant to Clause 13.4 (Agent Accession Undertaking).

13.4                       Agent Accession Undertaking

With effect from the date of acceptance by the Security and Intercreditor Agent of an Agent Accession Undertaking or, if later, the date specified in that Agent Accession Undertaking, and otherwise with effect from the date specified in the Agent Accession Undertaking, in each case duly executed and delivered to the Parties by the relevant acceding party:

(A)                              any Party ceasing entirely to be an Agent shall be discharged from further obligations towards the Security and Intercreditor Agent and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

(B)                              as from that date, the replacement or new Agent shall assume the same obligations, and become entitled to the same rights, as if it had been an original Party to this Agreement in that capacity.

13.5                       Additional Agents

(A)                              Each of the Parties appoints the Security and Intercreditor Agent to receive on its behalf each Agent Accession Undertaking delivered to the Security and Intercreditor Agent and the Security and Intercreditor Agent shall, subject to paragraph (B) below, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement.

(B)                              The Security and Intercreditor Agent shall only be obliged to sign and accept an Agent Accession Undertaking received by it once it is satisfied that it has complied with all necessary “know your customer” or similar other checks under all applicable laws and regulations in relation to the accession by the prospective party to this Agreement.

(C)                              Each Party shall promptly upon the request of the Security and Intercreditor Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Security and Intercreditor Agent (for itself) from time to time in order for the Security and Intercreditor Agent to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

14.                              COSTS AND EXPENSES

14.1                       Security and Intercreditor Agent’s ongoing costs

(A)                              In the event of (i) a Default; (ii) the Security and Intercreditor Agent considering it necessary or expedient; or (iii) the Security and Intercreditor Agent being requested by an Obligor or the Majority Creditors to undertake duties which the Security and Intercreditor Agent and KEL agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security and Intercreditor Agent under the Finance Documents, KEL shall pay to the Security and Intercreditor Agent any additional remuneration (together with any applicable VAT) that may be agreed between them.

(B)                              If the Security and Intercreditor Agent and KEL fail to agree upon the nature of those duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security and Intercreditor Agent and approved by KEL or, failing approval, nominated (on the application of the Security and Intercreditor Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by KEL) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

14.2                       Transaction expenses

KEL shall, within 15 Business Days, pay the Security and Intercreditor Agent the amount of all costs and expenses (including legal fees) (together with any applicable VAT) reasonably incurred by the Security and Intercreditor Agent and any Receiver or Delegate in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(A)                               this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(B)                               any other Finance Documents executed after the date of this Agreement.

14.3                       Stamp taxes

KEL shall (in accordance with the terms of the other Finance Documents) pay and, within five Business Days of demand, indemnify the Security and Intercreditor Agent against any cost, loss or liability the Security and Intercreditor Agent incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.4                       Interest on demand

If any Creditor or Obligor fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount (and be compounded with it) from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum) at the rate which is one per cent. per annum over the rate at which the Security and Intercreditor Agent was being offered, by leading banks in the London interbank market, deposits in an amount comparable to the unpaid amounts in the currencies of those amounts for any period(s) that the Security and Intercreditor Agent may from time to time select.

14.5                       Enforcement and preservation costs

KEL shall, within five Business Days of demand, pay to the Security and Intercreditor Agent the amount of all costs and expenses (including legal fees and together with any applicable VAT) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security and Intercreditor Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

15.                              INDEMNITIES

15.1                       Obligors’ indemnity

Each Obligor shall promptly indemnify the Security and Intercreditor Agent and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT) incurred by any of them:

(A)                               in relation to or as a result of:

(i)                                    any failure by KEL to comply with obligations under Clause 14 (COSTS AND EXPENSES);

(ii)                                 the taking, holding, protection or enforcement of the Transaction Security;

(iii)                              the exercise of any of the rights, powers, discretions and remedies vested in the Security and Intercreditor Agent, each Receiver and each Delegate by the Finance Documents or by law; or

(iv)                             any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(B)                               which otherwise relates to any of the Secured Property or the performance of the terms of this Agreement (otherwise than as a result of its gross negligence or wilful misconduct).

Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 15.1 (Obligors’ indemnity) will not be prejudiced by any release or disposal under Clause 8.2 (Distressed Disposals) taking into account the operation of that Clause 8.2 (Distressed Disposals).

15.2                       Priority of indemnity

The Security and Intercreditor Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in Clause 15.1 (Obligors’ indemnity) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

15.3                       Creditors’ indemnity

Each Creditor shall (in the proportion that the Liabilities due to it bears to the aggregate of the Liabilities due to all the Creditors for the time being (or, if the Liabilities due to each of those Creditors is zero, immediately prior to their being reduced to zero)), indemnify the Security and Intercreditor Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security and Intercreditor Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct in acting as Security and Intercreditor Agent, Receiver or Delegate under the Finance Documents and unless the relevant Security and Intercreditor Agent, Receiver or Delegate has already been reimbursed by an Obligor pursuant to a Finance Document) and the Obligors shall jointly and severally indemnify each Creditor against any payment made by it under this Clause 15 (INDEMNITIES).

15.4                       Borrower’s indemnity to Creditors

KEL shall promptly and as principal obligor indemnify each Creditor against any cost, loss or liability (together with any applicable VAT), whether or not reasonably foreseeable, incurred by any of them in relation to or arising out of the operation of Clause 8.2 (Distressed Disposals).

16.                              INFORMATION

16.1                       Information and dealing

(A)                               The Creditors shall provide to the Security and Intercreditor Agent from time to time (through their respective Agents in the case of a Creditor) any information that the Security and Intercreditor Agent may reasonably specify as being necessary or desirable to enable the Security and Intercreditor Agent to perform its functions as trustee.

(B)                               Each Creditor shall deal with the Security and Intercreditor Agent exclusively through its Agent.

16.2                       Disclosure

Notwithstanding any agreement to the contrary, each of the Obligors consents, until the Final Discharge Date, to the disclosure by any of the Creditors, the Agents and the Security and Intercreditor Agent to each other (whether or not through an Agent or the Security and Intercreditor Agent) of such information concerning the Obligors obtained by it in that capacity as any Creditor, any Agent or the Security and Intercreditor Agent shall see fit.

16.3                       Notification of prescribed events

(A)                               If an Event of Default either occurs or ceases to be continuing the relevant Agent shall, upon becoming aware of that occurrence or cessation, notify the

Security and Intercreditor Agent and the Security and Intercreditor Agent shall, upon receiving that notification, notify each other Agent.

(B)                             If an Acceleration Event occurs the relevant Agent shall notify the Security and Intercreditor Agent and the Security and Intercreditor Agent shall, upon receiving that notification, notify each other Agent.

(C)                             If the Security and Intercreditor Agent enforces, or takes formal steps to enforce, any of the Transaction Security it shall notify each Party of that action.

(D)                             If any Creditor exercises any right it may have to enforce, or to take formal steps to enforce, any of the Transaction Security it shall notify the Security and Intercreditor Agent and the Security and Intercreditor Agent shall, upon receiving that notification, notify each Party of that action.

(E)                              If a Mandatory Prepayment is waived the relevant Agent shall notify the Security and Intercreditor Agent of the amount of the Mandatory Prepayment waived and the Security and Intercreditor Agent shall, upon receiving that notification, notify each other Agent.

17.                              NOTICES

17.1                       Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

17.2                       Security and Intercreditor Agent’s communications with Creditors

The Security and Intercreditor Agent shall be entitled to carry out all dealings with the Creditors through their respective Agents and may give to the Agents, as applicable, any notice or other communication required to be given by the Security and Intercreditor Agent to a Creditor.

17.3                       Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(A)                               in the case of KEL:

Clarendon House 2 Church Street Hamilton HM11 Bermuda	c/o Kosmos Energy LLC 8176 Park Lane Suite 500 Dallas Texas 75231

USA
Fax: +1 441 292 4720	Fax: +1 214 445 9705
Attention: Company Secretary	Attention: Jason Doughty

(B)                               in the case of the Security and Intercreditor Agent:

Address:	BNP Paribas 16 Rue de Hanovre 75078 Paris Cedex 2 France

Fax:	33 1 42 98 49 25

Attention:	Phoi-Van Phuong

Email:	phoi-van.phuong@bnpparibas.com

(C)                               in the case of the RCF Agent:

Address:	Standard Chartered Bank 5th Floor 1 Basinghall Avenue London EC2V 5DD
Fax:	+44 207 885 3632

Attention:	Matthew Breadon

(D)                               in the case of the HY Noteholder Trustee:

Address:	Wilmington Trust, National Association Corporate Capital Markets 50 South Sixth Street, Suite 1290 Minneapolis, Minnesota 55402
Attention:	Kosmos Energy Ltd.

(E)                                in the case of each other Party, that notified in writing to the Security and Intercreditor Agent on or prior to the date on which it becomes a Party,

or any substitute address, fax number or department or officer which that Party may notify to the Security and Intercreditor Agent (or the Security and Intercreditor Agent may notify to the other Parties, if a change is made by the Security and Intercreditor Agent) by not less than five Business Days’ notice.

17.4                       Delivery

(A)                               Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i)                                    if by way of fax, when received in legible form; or

(ii)                                 if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 17.3 (Addresses), if addressed to that department or officer.

(B)                               Any communication or document to be made or delivered to the Security and Intercreditor Agent will be effective only when actually received by the Security and Intercreditor Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security and Intercreditor Agent’s signature below (or any substitute department or officer as the Security and Intercreditor Agent shall specify for this purpose).

(C)                               Any communication or document made or delivered to KEL in accordance with this Clause 17.4 (Delivery) will be deemed to have been made or delivered to each of the Obligors.

17.5                       Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 17.3 (Addresses) or changing its own address or fax number, the Security and Intercreditor Agent shall notify the other Parties.

17.6                       Electronic communication

(A)          Any communication to be made between the Security and Intercreditor Agent and an Agent or a Creditor under or in connection with this Agreement may be made by electronic mail or other electronic means, if the Security and Intercreditor Agent and the relevant Agent or Creditor:

(i)                                  agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                               notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                            notify each other of any change to their address or any other such information supplied by them.

(B)                               Any electronic communication made between the Security and Intercreditor Agent and an Agent or Creditor will be effective only when actually received in readable form and in the case of any electronic communication made by a Creditor or Agent to the Security and Intercreditor Agent only if it is addressed in such a manner as the Security and Intercreditor Agent shall specify for this purpose.

17.7                       English language

(A)                               Any notice given under or in connection with this Agreement must be in English.

(B)                               All other documents provided under or in connection with this Agreement must be:

(i)                                    in English; or

(ii)                                 if not in English, and if so required by the Security and Intercreditor Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

(C)                               The Security and Intercreditor Agent and/or receiving party shall be entitled to assume the accuracy of and rely upon any English translation of any document provided pursuant to this Clause 17.7 (English language) and the English translation shall prevail unless the document is a statutory or other official document.  Translation costs are for the account of the Obligors.

18.                              PRESERVATION

18.1                       Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

18.2                       No impairment

If, at any time after its date, any provision of this Agreement is not binding on or enforceable in accordance with its terms against a person expressed to be a party to that Finance Document, neither the binding nature nor the enforceability of that provision or any other provision of that Finance Document will be impaired as against the other party or parties to that Finance Document.

18.3                       Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

18.4                       Waiver of defences

The provisions of this Agreement will not be affected by an act, omission, matter or thing which, but for this Clause 18.4 (Waiver of defences), would reduce, release or prejudice the ranking of liabilities and priorities expressed to be created by this Agreement including (without limitation and whether or not known to any Party):

(A)                             any time, waiver or consent granted to, or composition with, any Obligor or other person;

(B)                             the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor;

(C)                             the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non presentation or non observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(D)                             any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or other person;

(E)                              any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Finance Document or any other document or security;

(F)                               any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(G)                             any intermediate Payment of any of the Liabilities owing to the Creditors in whole or in part; or

(H)                              any insolvency or similar proceedings.

18.5                       Priorities not affected

Except as otherwise provided in this Agreement the priorities referred to in Clause 2 (RANKING AND PRIORITY) will:

(A)                             not be affected by any reduction or increase in the principal amount secured by the Transaction Security in respect of the Liabilities owing to the Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Finance Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(B)                             apply regardless of the order in which or dates upon which this Agreement and the other Finance Documents are executed or registered or notice of them is given to any person; and

(C)                             secure the Liabilities owing to the Creditors in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

19.                              CONSENTS, AMENDMENTS AND OVERRIDE

19.1                       Required consents

(A)                             Subject to paragraph (B) below, to Clause 19.4 (Exceptions) and to Clause 19.5 (Snooze/Lose), this Agreement may be amended or waived only with the consent of the Majority Creditors.

(B)                               An amendment or waiver that has the effect of changing or which relates to Clause 11 (THE SECURITY AND INTERCREDITOR AGENT), Clause 12 (CHANGE OF SECURITY AND INTERCREDITOR AGENT AND DELEGATION), Clause 15.1 (Obligors’ indemnity), Clause 15.2 (Priority of indemnity), Clause 15.3 (Creditors’ indemnity) or this paragraph (B) shall not be made without the consent of the Security and Intercreditor Agent.

(C)                               An amendment or waiver that has the effect of changing or which relates to Clause 2 (RANKING AND PRIORITY), Clause 3 (CREDITORS AND LIABILITIES), Clause 5.1 (Turnover by the Creditors), Clause 5.4 (Saving provision), Clause 6 (REDISTRIBUTION), Clause 7 (ENFORCEMENT OF TRANSACTION SECURITY), Clause 3.5 (Option to purchase:  HY Noteholders), Clause 10 (APPLICATION OF PROCEEDS), paragraphs 11.3(D)(iii), 11.3(E) and 11.3(F) (Instructions to Security and Intercreditor Agent and exercise of discretion) or this Clause 19 (CONSENTS, AMENDMENTS AND OVERRIDE), shall not be made without the consent of the Instructing Group.

19.2                       Amendments and Waivers: Security Documents and KEFI Intercreditor Agreement

(A)                             Subject to paragraph (B) below and to Clause 19.4 (Exceptions) and unless the provisions of any Finance Document expressly provide otherwise, the Security and Intercreditor Agent may, if authorised by an Instructing Group, and if KEL consents, amend the terms of, waive any of the requirements of or grant consents under, any of the Security Documents or the KEFI Intercreditor Agreement which shall be binding on each Party.

(B)                             Subject to paragraph 19.4(C) (Exceptions), the prior consent of the Creditors is required to authorise any amendment or waiver of, or consent under, any Security Document which would affect the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed.

19.3                       Effectiveness

Any amendment, waiver or consent given in accordance with this Clause 19 (CONSENTS, AMENDMENTS AND OVERRIDE) will be binding on all Parties, each Obligor and each Creditor and the Security and Intercreditor Agent may effect, on behalf of any Agent or Creditor, any amendment, waiver or consent permitted by this Clause 19 (CONSENTS, AMENDMENTS AND OVERRIDE).

19.4                       Exceptions

(A)                               Subject to paragraph (C) below, if the amendment, waiver or consent may impose new or additional obligations on or withdraw or reduce the rights of any Party other than:

(i)                                    in the case of a Creditor, in a way which affects or would affect Creditors of that Party’s class generally; or

(ii)                                 in the case of an Obligor, to the extent consented to by KEL under paragraph 19.2(A) (Amendments and Waivers: Security Documents and KEFI Intercreditor Agreement),

the consent of that Party is required.

(B)                               Subject to paragraph (C) below, an amendment, waiver or consent which relates to the rights or obligations of an Agent or the Security and Intercreditor Agent (including, without limitation, any ability of the Security and Intercreditor Agent to act in its discretion under this Agreement) may not be effected without the consent of that Agent or, as the case may be, the Security and Intercreditor Agent.

(C)                               Neither paragraph (A) nor (B) above, nor Clause 19.2(B) (Amendments and Waivers: Security Documents and KEFI Intercreditor Agreement) shall apply:

(i)                                    to any release of Transaction Security, claim or Liabilities; or

(ii)                                 to any consent

which, in each case, the Security and Intercreditor Agent gives in accordance with Clause 8 (DISPOSALS).

19.5                       Enforcement Action

(A)                               For the avoidance of doubt, as between on the one hand, the Finance Party and, on the other hand, the Obligors, nothing in this Agreement shall give the Finance Parties a greater or any additional right in relation to taking a particular Enforcement Action (including as to the time at which such Enforcement Action may be taken and/or the circumstances under which any Enforcement Action may be taken) than exists under the terms of the other Finance Documents or at law.

(B)                               Notwithstanding any provision of this Agreement to the contrary, should the HY Note Indenture be qualified under the Trust Indenture Act or otherwise subject to Section 316 of the Trust Indenture Act, the right of any HY Noteholder to:

(i)                                    receive payment of the principal of and interest on the HY Notes held by them, on or after the respective due dates expressed in the HY Note Indenture; or

(ii)                                 to institute suit for the enforcement of any such payment on or after such respective dates (giving rise, if such payment or part thereof is recovered, to a “HY Enforcement Recovery”), shall not be impaired or affected without the consent of such HY Noteholder, except to the extent permitted by the Trust Indenture Act. Clause 5.1 (Turnover by the Creditors) shall apply to any HY Enforcement Recovery, which shall be paid to the Security and Intercreditor Agent for application in accordance with Clause 10 (APPLICATION OF PROCEEDS) and the other terms of this Agreement.

19.6                       Snooze/Lose

(A)                               If in relation to:

(i)                                    a request for a Consent in relation to any of the terms of this Agreement;

(ii)                                 a request to participate in any other vote of Creditors under the terms of this Agreement;

(iii)                              a request to approve any other action under this Agreement; or

(iv)                             a request to provide any confirmation or notification under this Agreement;

any Creditor:

(1)                                fails to respond to that request within 10 Business Days of that request being made; or

(2)                                (in the case of paragraphs (i) to (iii) above and if so requested by the Security and Intercreditor Agent), fails to provide details of its Credit Participation to the Security and Intercreditor Agent within the timescale specified by the Security and Intercreditor Agent:

(v)                                in the case of paragraphs (i) to (iii) above, that Creditor’s Credit Participation (as the case may be) shall be deemed to be zero for the purpose of calculating the Credit Participations when ascertaining whether any relevant percentage of Credit Participations has been obtained to give that Consent, carry that vote or approve that action;

(vi)                             in the case of paragraph (iv) above, that confirmation or notification shall be deemed to have been given.

19.7                       Disenfranchisement of Sponsor Affiliates

(A)                            For so long as a Sponsor Affiliate beneficially owns a Commitment or Credit Participation or (ii) has entered into a sub-participation agreement relating to a Commitment or Credit Participation or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(i)                                    in ascertaining:

(a)                                an Instructing Group or the Majority Creditors; or

(b)                                whether:

(1)                                any relevant percentage of Commitments or Credit Participations; or

(2)                                the agreement of any specified group of Creditors,

has been obtained to approve any request for a Consent or to carry any other vote or approve any action under this Agreement,

that Commitment or Credit Participation shall be deemed to be zero and, subject to paragraph (ii) below, that Sponsor Affiliate (or the person with whom it has entered into that sub-participation, other agreement or arrangement (a “Counterparty”)) shall be deemed not to be a Creditor.

(ii)                                 Paragraph (A) above shall not apply to the extent that a Counterparty (other than a Sponsor Affiliate) is a Creditor by virtue otherwise than by beneficially owning the relevant Commitment or Credit Participation.

(B)                               Each Sponsor Affiliate that is a Creditor agrees that:

(i)                                    in relation to any meeting or conference call to which all the Creditors are invited to attend or participate, it shall not attend or participate in the same if so requested by the Security and Intercreditor Agent or, unless the Security and Intercreditor Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)                                 it shall not, unless the Security and Intercreditor Agent otherwise agrees, be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Security and Intercreditor Agent or one or more of the Creditors.

19.8                       Calculation of Credit Participations

For the purpose of ascertaining whether any relevant percentage of Credit Participations has been obtained under this Agreement, the Security and Intercreditor Agent may notionally convert the Credit Participations into their Dollar Currency Amounts.

19.9                       No liability

None of the Creditors, the HY Noteholder Trustee or the RCF Agent will be liable to any other Creditor, Agent or Obligor for any Consent given or deemed to be given under this Clause 19 (CONSENTS, AMENDMENTS AND OVERRIDE).

19.10                Agreement to override

Unless expressly stated otherwise in this Agreement, this Agreement overrides anything in the Finance Documents to the contrary, except for the KEFI Intercreditor Agreement, which shall prevail in the event that there is any conflict between it and this Agreement.

20.                              COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

21.                              GOVERNING LAW

This Agreement, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

22.                              JURISDICTION

22.1                       Submission

The parties hereby irrevocably agree for the exclusive benefit of the Secured Parties that the courts of England shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement, or any non-contractual obligations arising out of or in connection with it) (a “Dispute”).

22.2                       Forum convenience

The parties hereby irrevocably agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly irrevocably agree not to argue to the contrary.

22.3                       Concurrent jurisdiction

This Clause 22 (JURISDICTION) is for the benefit of the Secured Parties only.  As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions

23.                              SERVICE OF PROCESS

(A)                               Without prejudice to any other mode of service allowed under any relevant law, each Obligor (unless incorporated in England and Wales):

(i)                                  irrevocably appoints Trusec Limited of 2 Lambs Passage, London, EC1Y 8BB as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(ii)                               agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned;

(B)                               If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, KEL (in the case of an agent for service of process for an Obligor), must immediately (and in any event within 30 days of such event taking place) appoint another agent on terms acceptable to the RCF Agent.  Failing this, the RCF Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
FORM OF AGENT ACCESSION UNDERTAKING

To:                            BNP PARIBAS as Security and Intercreditor Agent for itself and each of the other parties to the Intercreditor Agreement referred to below.

To:         STANDARD CHARTERED BANK as RCF Agent.

To:         WILMINGTON TRUST, NATIONAL ASSOCIATION as HY Noteholder Trustee.

From:     [Acceding Agent]

THIS UNDERTAKING is made on [date] by [insert full name of new Agent] (the “Acceding Agent”) in relation to the intercreditor agreement (the “Intercreditor Agreement”) dated [•] 2012 between, among others, [•] as Security and Intercreditor Agent, [•] as RCF Agent and [•] as HY Noteholder Trustee, (each as defined in the Intercreditor Agreement).  Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.

In consideration of the Acceding Agent being accepted as an Agent for the purposes of the Intercreditor Agreement, the Acceding Agent confirms that, as from [date], it intends to be party to the Intercreditor Agreement as an Agent and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Agent and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

This Undertaking is governed by English law.

THIS UNDERTAKING has been entered into on the date stated above and is delivered on the date stated above].

Acceding Agent

[insert full name of Acceding
Agent]

By:

Address:

Fax:

Accepted by the Security and Intercreditor Agent

for and on behalf of

BNP PARIBAS

Date:

Accepted by the RCF Agent

for and on behalf of

STANDARD CHARTERED BANK

Date:

Accepted by the HY Noteholder Trustee

for and on behalf of

WILMINGTON TRUST, NATIONAL ASSOCIATION

Date:

SIGNATURES

The RCF Borrower

KOSMOS ENERGY LTD.

By:	/s/ W. Greg Dunlevy

Name:	W. Greg Dunlevy
Title:	Chief Financial Officer and Executive Vice President

The HY Note Issuer

KOSMOS ENERGY LTD.

By:	/s/ W. Greg Dunlevy

Name:	W. Greg Dunlevy
Title:	Chief Financial Officer and Executive Vice President

The Security and Intercreditor Agent

BNP PARIBAS

By:	/s/ Thierry Bonnel	/s/ Isabelle Blandin

Name:	Thierry Bonnel	Isabelle Blandin
Title:	Head of Agency

The RCF Agent

STANDARD CHARTERED BANK

By:	/s/ Taimur Baig

Name:	Taimur Baig
Title:	Director

The HY Noteholder Trustee

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee under and pursuant to the HY Note Indenture

By:	/s/ Hallie E. Field

Name:	Hallie E. Field
Title:	Banking Officer